Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 23, 2026, with respect to the statutory financial statements and financial statement schedules of Nationwide Life Insurance Company, included in the Statement of Additional Information which is incorporated by reference herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-289519 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
October 28, 2026